Exhibit 99.1

THERMOMEDICS, INC.

Financial Statements

For the Years Ended

December 31, 2014 and 2013

1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Thermomedics, Inc.

We have audited the accompanying balance sheets of Thermomedics, Inc. at December 31, 2014 and 2013, and the related statements of operations, changes in stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Thermomedics, Inc. as of December 31, 2014 and 2013 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has net losses or nominal net income and cash used in operating activities in 2014 and has a working capital deficit, stockholders’ deficit and an accumulated deficit at December 31, 2014. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s Plan in regards to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

February 19, 2016

2295 NW Corporate Blvd., Suite 240 ● Boca Raton, FL 33431-7328

Phone: (561) 995-8270 ● Toll Free: (866) CPA-8500 ● Fax: (561) 995-1920

www.salbergco.com ● info@salbergco.com

Member National Association of Certified Valuation Analysts ● Registered with the PCAOB

Member CPA Connect with Affiliated Offices Worldwide ● Member AICPA Center for Audit Quality

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Thermomedics, Inc.

Balance Sheets

	December 31, 2014	December 31, 2013
Assets
Current Assets
Cash	$94,949	$5,908
Accounts receivable, net	241,967	19,026
Due from officer	-	7,998
Inventories	28,140	40,560
Total Current Assets	365,056	73,492

Fixed assets, net	7,470	6,061
Patents, net	11,836	16,816
Total Assets	$384,362	$96,369
Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts payable	$210,675	$155,657
Accrued expenses and other liabilities	8,730	47,230
Due to officer and his affiliate	-	95,882
Due to parent	2,623,828	2,312,844
Due to affiliate	6,000	-
Total Liabilities	2,849,233	2,611,613

Commitments and contingencies (Note 6)

Stockholders’ Deficit
Common stock, no par value: 1,500 shares authorized, 1,500 and 1,500 issued and outstanding as of December 31, 2014 and 2013, respectively.	-	-
Accumulated deficit	(2,464,871)	(2,515,244)
Total Stockholders’ Deficit	(2,464,871)	(2,515,244)
Total Liabilities and Stockholders’ Deficit	$384,362	$96,369

See accompanying notes to financial statements

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Thermomedics, Inc.

Statements of Operations

	For the Years Ended
	December 31,
	2014	2013
Sales	$677,243	$255,186
Cost of goods sold	130,553	53,609
Gross profit	546,690	201,577
Operating expenses
General and administrative	480,785	291,746
Research and development	1,961	111,500
Depreciation and amortization	13,571	7,566
Impairment of patents	-	15,000
Total operating expenses	496,317	425,812
Income (Loss) from operations	50,373	(224,235)

Income tax provision	-	-

Net income (loss)	$50,373	$(224,235)

See accompanying notes to financial statements

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Thermomedics, Inc.

Statement of Changes in Stockholders’ Deficit

For the Years Ended December 31, 2014 and 2013

				Total
	Common Stock		Accumulated	Stockholders’
	Shares	Amount	Deficit	Deficit
Balance December 31, 2012	1,500	-	$(2,291,009)	$(2,291,009)
Net loss for the year ended December 31, 2013	-	-	(224,235)	(224,235)
Balance December 31, 2013	1,500	-	(2,515,244)	(2,515,244)
Net loss for the year ended December 31, 2014	-	-	50,373	50,373
Balance December 31, 2014	1,500	-	$(2,464,871)	$(2,464,871)

See accompanying notes to financial statements

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Thermomedics, Inc.

Statements of Cash Flows

	For the Year Ended
	December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$50,373	$(224,235)

Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation and amortization	13,571	7,566

Bad debt	2,462	-

Impairment of patents	-	15,000

Changes in operating assets and liabilities:

(Increase) in accounts receivable	(225,403)	(16,183)

Decrease (increase) in inventories	12,420	(40,570)

(Increase) decrease in due from officer	7,998	(7,998)

Increase accounts payable	55,018	28,848

(Decrease) increase in accrued expenses	(38,500)	35,235

Increase in due to affiliate	-	21,808

Net Cash Used In Operating Activities	(122,061)	(180,529)

CASH FLOWS FROM INVESTING ACTIVITIES

Acquisition of fixed asset	(10,000)	-

Net Cash Used In Investing Activities	(10,000)	-

CASH FLOWS FROM FINANCING ACTIVITIES

Bank overdraft repayment	-	(1,137)

Proceeds from affiliate loans	6,000	45,074

Proceeds from parent	215,102	115,337

Net Cash Provided By Financing Activities	221,102	159,274

Net increase (decrease) in cash	89,041	(21,255)

Cash - Beginning of year	5,908	27,163

Cash - End of year	$94,949	$5,908

Supplementary disclosure of non-cash financing activities:

Liabilities assumed by parent	$95,882	$-

See accompanying notes to financial statements

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THERMOMEDICS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 1 – DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Thermomedics, Inc. is incorporated in the state of Nevada. The Company designs, develops, markets and distributes non-contact infrared thermometers principally for healthcare providers. Throughout 2014 and 2013, the Company was a wholly-owned subsidiary of Sanomedics, Inc. (“Sanomedics”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Use of estimates includes the following: 1) allowance for doubtful accounts, 2) inventories valuation, 3) estimated useful lives of property, equipment and intangible assets, 4) loss and other contingencies 5) product warranty liabilities and 6) estimates related to deferred tax assets.

Cash

For purposes of reporting cash flows, the Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of December 31, 2014 and 2013, the Company had no cash equivalents.

Revenue Recognition

Revenue from sales of the Company’s products is recorded when risk of loss have passed to the buyer and criteria for revenue recognition discussed below is met. The Company sells its products primarily to distributors and resellers upon receipt of a written order. The Company has a limited return policy for defective items that requires that they give the Company notice within 30 days after receipt of the product, however such risk is passed to the manufacturer and therefore, the Company recognizes revenue at the time of delivery.

Concentration of Credit Risk

Financial instruments which subject the Company to concentrations of credit risk include cash and accounts receivable. At times throughout the year, the Company might maintain bank balances that may exceed Federal Deposit Insurance Corporation (FDIC) insured limits. Periodically, the Company evaluates the credit worthiness of the financial institution and, has not experienced any losses in such accounts. The Company extends credit based on an evaluation of the customer’s financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer’s financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.

Revenue and Accounts Receivable Concentrations

During the years ended December 31, 2014 and 2013, the Company earned revenue from its three largest customers of 35%, 34% and 28%, and 41%, 29% and 28%, respectively. As of December 31, 2014, the Company had accounts receivable from its two largest customers of 54% and 43%. As of December 31, 2013, the Company had accounts receivable from its three largest customers of 39%, 37% and 24%.

Accounts Receivable

Accounts receivable represents amounts due from the Company’s customers. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio. In establishing the required allowance, management utilizes a specific customer identification methodology. Management also considers historical losses adjusted for current market conditions and the customers’ financial condition and the current receivables aging and current payment patterns. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance sheet credit exposure related to its customers. The Company’s allowance for doubtful accounts was $12,000 and $0 at December 31, 2014 and 2013, respectively.

Inventories

Inventories are stated at the lower of cost (on a first-in, first-out basis) or market value. The stated cost is comprised of finished goods of non-contact thermometers. Reserves, if necessary, are recorded to reduce inventory to market value based on assumptions about consumer demand, current inventory levels and product life cycles for the various inventory items. These assumptions are evaluated quarterly and are based on the Company’s business plan and from feedback from customers and the product development team; however, as the Company has a fairly limited operating history, estimates can vary significantly. As of December 31, 2014 and 2013, inventory reserves were not material.

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THERMOMEDICS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

Reserves for Warranty

The Company records a reserve at the time product revenue is recorded based on historical rates. The reserve is reviewed during the year and is adjusted, if appropriate, to reflect new product offerings or changes in experience. Actual warranty claims are tracked by product line. The warranty reserve was not material during either year ended.

Fixed Assets

Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which is generally 5 to 7 years. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income or expense.

The Company will periodically evaluate whether events and circumstances have occurred that may warrant revision of the estimated useful lives of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs for the years ended December 31, 2014 and 2013 were $4,250 and $20,701, respectively.

Shipping and Handling

Costs incurred by the Company for shipping and handling are included in costs of goods sold. Shipping and handling costs for the years ended December 31, 2014 and 2013 were $16,339 and $16,676, respectively.

Income Taxes

The Company accounts for income taxes under ASC 740, Income Taxes. Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period, which includes the enactment date. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

ASC 740 contains a two-step approach to recognizing and measuring uncertain tax positions. This first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, which may require periodic adjustments and which may not accurately anticipate actual outcomes.

During the years ended December 31, 2014 and 2013 the Company filed its tax returns as a part of the Sanomedics, Inc. consolidated group. The Company uses the separate return method for recording its tax account balances.

Based on its evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements. The Company’s evaluation was performed for the tax years ended December 31, 2014 and 2013. The Company does not expect any changes in its unrecognized tax benefits in the next year.

The Company’s policy for recording interest and penalties related to unrecognized tax benefits is to record such expenses as a component of current income tax expense. As of December 31, 2014 and 2013, the Company has no accrued interest or penalties related to uncertain tax positions.

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THERMOMEDICS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

Legal Expenses

All legal costs for litigation matters are charged to expense as incurred.

Research and Development Expense

Costs related to research and development, which primarily consists of salaries and benefits and consulting are charged to expense as incurred.

Patents

We capitalize external cost, such as filing fees and associated attorney fees, incurred to obtain issued patents and patent license rights. We expense cost associated with maintaining and defending patents subsequent to their issuance in the period incurred. We amortize capitalized patent cost for internally generated patents on a straight-line basis over ten years, which represents the estimate useful lives of the patents. We assess the potential impairment to all capitalized net patent cost when events or changes in circumstances indicate that the carrying amount of our patent portfolio may not be recoverable. As of December 31, 2014 and 2013 patent costs, net of amortization of $22,937 and $17,957, respectively, totaled $11,836 and $16,816, respectively. The Company incurred amortization expense of $4,980 for the years ended December 31, 2014 and 2013 related to these patents. Future amortization is expected to be $4,980 in 2015 and 2016 and $1,876 in 2017.

Fair Value

FASB ASC 820, Fair Value Measurements and Disclosure s (“ASC 820”) establishes a framework for all fair value measurements and expands disclosures related to fair value measurement and developments. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 requires that assets and liabilities measured at fair value are classified and disclosed in one of the following three categories:

Level 1 — Quoted market prices for identical assets or liabilities in active markets or observable inputs;

Level 2 — Significant other observable inputs that can be corroborated by observable market data; and

Level 3 — Significant unobservable inputs that cannot be corroborated by observable market data.

The carrying amounts of cash, accounts receivable, accounts payable, accrued expense payable and other liabilities approximate fair value because of the short-term nature of these items.

Recent Accounting Pronouncements

On May 28, 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which is effective for public entities for annual reporting periods beginning after December 15, 2016. The new revenue recognition standard provides a five-step analysis of transactions to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 shall be applied retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Company is currently evaluating the impact of the pending adoption of ASU 2014-09 on the financial statements and has not yet determined the method by which the Company will adopt the standard in 2018.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements—Going Concern—Disclosures of Uncertainties about an entity’s Ability to Continue as a Going Concern (“ASU 2014-15”) . ASU 2014-15 provides new guidance related to management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards and to provide related footnote disclosures. This new guidance is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The requirements of ASU 2014-15 are not expected to have a significant impact on the Company’s financial statements.

In July 2015, the FASB issued ASU No. 2015-11, Simplifying the Measurement of Inventory, which requires an entity to measure most inventory at the lower of cost and net realizable value, thereby simplifying the current guidance under which an entity must measure inventory at the lower of cost or market. The accounting standard is effective prospectively for annual periods beginning after December 15, 2016, and interim periods therein. Early adoption is permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the impact of this accounting standard.

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THERMOMEDICS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 2 – LIQUIDITY AND GOING CONCERN

The financial statements have been prepared on a going concern basis, and do not reflect any adjustments related to the uncertainty surrounding the Company’s recurring losses, working capital deficiency or accumulated deficit.

During the years ended December 31, 2014 and 2013 the Company was a wholly-owned subsidiary of Sanomedics. All funding of working capital or operating deficits have been provided by Sanomedics. The Company has a working capital deficiency of $2.5 million at December 31, 2014, and has incurred operating losses since inception with the exception of a net income in 2014 and had incurred cash flow deficits from operations in 2014. These factors raise substantial doubt about its ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon it ability to successfully raise additional capital and achieve profitable operations. However, management cannot provide any assurances that the Company will be successful in completing this financing and accomplishing any of its plans. In December 2015 control of the Company was transferred, under contract, from Sanomedics, Inc. to PositiveID Corporation (see Note 8). PositiveID has communicated its intent to financially support the operations of the Company. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – FIXED ASSETS, NET

Fixed assets, net consist of the following:

	December 31, 2014	December 31, 2013
Furniture and equipment	$25,545	$15,545
Less accumulated depreciation	(18,075)	(9,484)
	$7,470	$6,061

Depreciation expense for the years ended December 31, 2014 and 2013, was $8,591 and $2,586; respectively.

NOTE 4 – EQUITY

Common Stock

At December 31, 2014 and 2013 the Company had 1,500 shares of common stock authorized, issued and outstanding. At December 31, 2014 and 2013 all of the outstanding common stock of the Company was owned by Sanomedics.

NOTE 5 – INCOME TAXES

As of December 31, 2014 and 2013, the income tax provision (benefit) consists of the following:

	2014	2013
Federal:
Current	$18,231	$(75,284)
Deferred	(213)	589
State and local:
Current	1,946	(8,038)
Deferred	(23)	63
Change in valuation allowance	(19,942)	82,670
Income tax provision (benefit)	$–	–

The tax effect of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2014 and 2013 consist of the following:

	2014	2013

Gross deferred tax assets:
Net operating loss carryforwards	$870,528	$756,546
Accrued salaries	990	564
Total deferred tax assets	871,518	757,110
Less: valuation allowance	(871,518)	(757,110)
Total Deferred Taxes	$-	$-

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THERMOMEDICS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

As of December 31, 2014 and 2013, the provision (benefit) for income taxes using the U.S. statutory federal tax rate as compared to the Company’s effective tax rate is summarized as follows:

	2014	2013

Federal statutory rate	(34.0)%	(34.0)%
State tax rate, net of Federal benefit	(3.6)%	(3.6)%
Other permanent differences	(6.4)%	1.3%
Change in: valuation allowance	44.1%	36.4%
Effective Rate	-%	-%

The Company has U.S. federal and state net operating loss carryovers (“NOL’s”) of approximately $2.3 million and $2.0 million at December 31, 2014 and 2013, respectively, which begin to expire in 2035. Section 382 of the Internal Revenue Code limits the amount of NOL’s available to offset future taxable income when a substantial change in ownership occurs. The Company has not prepared a Section 382 analysis therefore, the amount available to offset future taxable income may be limited as a result of the planned sale of the Company (see Note 8).

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which the temporary differences become deductible. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore, established a full valuation allowance for the tax years ended December 31, 2014 and 2013.

The Company’s net operating loss and valuation allowance deferred tax assets are impacted by both the Company’s current tax position and the impact of being a member of the consolidated group of Sanomedics, Inc. At December 31, 2014 and 2013 no amount was due to or from the parent or affiliate related to the tax provision.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Exergen Litigation

On October 10, 2012, the Samomedics received a cease and desist demand letter from Exergen Corporation (“Exergen”), claiming that the Company infringed on certain patents relating to the Samomedics non-contact thermometers. On May 21, 2013 Exergen filed a complaint in the U.S. District Court of the District of Massachusetts against the Company and Thermomedics, Inc. On September 3, 2013, the Samomedics filed its answer to Exergens’ complaint and asserted counterclaims and affirmative defenses for non-infringement and invalidity of certain patents. On March 26, 2015, Exergen and Sanomedics filed a partial dismissal that removes Sanomedics previous product, the Talking Non-Contact Thermometer, from the lawsuit. Exergen’s claims against the Caregiver TouchFree Thermometer are ongoing. On September 15, 2015 the United States District Court – District of Massachusetts, entered an order granting the Sanomedics’s motion for judgement, ruling that that patents claims made by Exergen against the Company were invalid. Exergen has advised the court that it intends to appeal that summary judgment order. The Company will continue to vigorously defend its rights to market and sell the Caregiver thermometer. Management believes the Company will be successful in its defense.

Distributor and Supplier Agreements

Under certain agreements the Company may be subject to penalties if they are unable to supply products under its obligations. Since inception, the Company has never incurred any such penalties.

Parent Company Debt

Pursuant to the terms of several of the convertible notes payable entered into by the Company’s parent, the Company is jointly and severably liable. The Company’s parent has converted a portion of these notes into common shares of parent, without cash payment. As of December 31, 2014 the balance of notes that the Company was jointly and severably liable under was approximately $380,000. Through January 2016 there were a significant amount of note conversions bringing the balance down to approximately $50,000. The Company’s parent has confirmed its intent to repay the balance of the notes by converting into common shares of the parent. As such, the Company has not recorded any liability on its books for any of these notes.

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THERMOMEDICS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 7 – RELATED PARTIES

As of December 31, 2014 and 2013 the Company had a debt owing to an affiliate (another subsidiary of Sanomedics, Inc.) of $6,000 and nil, respectively. As of December 31, 2014 and 2013 the Company had a debt owing to its parent company (Sanomedics, Inc.) of $2,623,828 and $2,312,844, respectively. As of December 31, 2014 and 2013 the Company had a debt owing to an affiliate of a former officer of its parent company and to his affiliate (Sanomedics, Inc.) of nil and $95,882, respectively. In 2014, the parent company assumed the liabilities of this officer and his affiliate and the balance of $95,882 is included in the due to parent in the Balance Sheet at December 31, 2014.

NOTE 8 – SUBSEQUENT EVENTS

On October 21, 2015, the Company and its parent, Sanomedics, Inc., entered into a Stock Purchase Agreement (“Purchase Agreement”) for the sale and purchase of Thermomedics, Inc., pursuant to which the Sanomedics has agreed to sell 100% of the stock ownership of Thermomedics to PositiveID Corporation, a Delaware corporation (the “Buyer”), (collectively the “Acquisition”).

Pursuant to the Purchase Agreement, as consideration at time of closing, the Buyer will pay Sanomedics Seven Hundred Fifty Thousand Dollars ($750,000) (the “Aggregate Purchase Price”) in the form of Two Hundred Fifty Thousand Dollars ($250,000) in cash and Five Hundred Thousand Dollars ($500,000) in the form of 500 shares of Series J Convertible Preferred Stock (the “Preferred Stock”) of the Buyer, subject to the adjustment of $29,000 for Thermomedics’ working capital deficit and $25,000 for legal fees of the Buyer, as detailed in the Purchase Agreement. In connection with the Acquisition, additional earn-out payments of up to Seven Hundred Fifty Thousand Dollars ($750,000) for each of the fiscal years ending December 31, 2016 and 2017 may be earned by the Company if certain revenue thresholds are met as described in the Purchase Agreement. Such earn-out payments, if any, will consist of twenty five percent (25%) in cash (up to One Hundred Eighty Seven Thousand Dollars ($187,000) and seventy five percent (75%) in shares of preferred stock of the Buyer (up to 563 shares of Preferred Stock) for each of the fiscal years ending December 31, 2016 and 2017, respectively.

The parties have made customary representations and warranties in the Purchase Agreement and agreed to certain covenants, including the authority to enter into the Purchase Agreement, the organization of each of the parties and the lack of conflict with any organizational documents, agreements or rules. These representations and warranties were made as of specific dates and may be subject to important qualifications, limitations and supplemental information agreed to in negotiating the terms of the Purchase Agreements.

On December 4, 2015, the Company, Sanomedics, and PositiveID entered into a First Amendment to the Stock Purchase Agreement (the “Amendment”). Also on December 4, 2015 the Company, Sanomedics and PositiveID entered into a Management Services and Control Agreement (the “Control Agreement”), whereby PositiveID was appointed at the manager of Thermomedics.

First Amendment to SPA

Per the terms of the Amendment, as consideration at the time of closing of the Acquisition, PositiveID will pay the Seller Three Hundred Seventy Five Thousand Dollars ($375,000) (the “Aggregate Purchase Price”) in the form of Two Hundred Fifty Thousand Dollars ($250,000) in cash less PositiveID’s professional services expenses of Twenty Five Thousand Dollars ($25,000) (the “Cash Purchase Price”) and One Hundred Twenty Five Thousand Dollars ($125,000) in the form of 125 shares (the “Stock Purchase Price”) of Series J Convertible Preferred Stock (the “Preferred Stock”) of PositiveID, subject to adjustment of $50,000 for the Company’s working capital deficit. In connection with the execution of the Amendment, the Control Agreement, the Thermomedics Security Agreement and Sanomedics Security Agreement (each as defined and described below), PositiveID advanced to Sanomedics a net payment of One Hundred And Seventy Five Thousand Dollars ($175,000) (the “Cash Purchase Price Payment”). The closing of the transaction contemplated by the Purchase Agreement, as amended, is expected to occur in the first half of 2016 pending the satisfaction by Seller of certain closing conditions.

Except as otherwise modified by the Amendment, the terms of the Purchase Agreement remain in effect and unchanged.

Control Agreement

Under the terms of the Control Agreement, as the manager, PositiveID will have the sole responsibility for all strategic, operational and financial decisions, will be fully responsible for the financial obligations of Thermomedics, and will be empowered to commit Thermomedics with full authority of Thermomedics’ officers and the Thermomedics Board. PositiveID will also benefit from any and all revenue generated by Thermomedics. As of the execution of the Amendment and the Control Agreement, the sole Thermomedics board members and officers are William J. Caragol, PositiveID’s Chairman and CEO and Allison F. Tomek, the PositiveID’s Senior Vice President.

Further, under the Control Agreement, PositiveID agreed to advance (i) cash to Thermomedics or directly pay Thermomedics’ expenses on an as needed basis as determined by PositiveID in its role as manager and (ii) the Cash Purchase Price Payment (the “Advances”). All Advances accrue interest at a simple interest rate of 5% unless an “event of default” (as defined below) has occurred in which cash the interest rate is 18%, compounded daily.

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THERMOMEDICS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

Positive ID is not entitled to any compensation under the Control Agreement. However, in an event of default Sanomedics and Thermomedics must pay PositiveID the amount of any cash Advances made, plus interest and a termination fee of $250,000. For purposes of the Control Agreement, an “event of default” means the failure of the transactions contemplated by the Purchase Agreement to close by February 16, 2016. In the event that such transactions close within 20 days of such date, an event of default will be deemed not to occur. Further, an event of default will not be considered to have occurred if the Seller has taken all necessary steps under the Purchase Agreement to close and PositiveID elects not to close such transactions.

Security Agreements with Seller and Thermomedics

Under the terms of the Control Agreement and in connection with the Advances made by PositiveID to Sanomedics and Thermomedics: (1) Thermomedics and PositiveID entered into a Security Agreement pursuant to which Thermomedics granted PositiveID a first priority security interest in all of the assets of Thermomedics (the “Thermomedics Security Agreement”) and (2) Sanomedics and PositiveID entered into a Security Agreement pursuant to which Sanomedics agreed to grant a first priority security interest in all of the shares of Thermomedics that the Sanomedics owns and that represent full ownership of Thermomedics (the “Sanomedics Security Agreement”).

Management has evaluated the subsequent events through February 19, 2016, the date at which the financial statements were available for issuance.

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